EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

CKX, INC.

at

$5.50 NET PER SHARE

Pursuant to the Offer to Purchase

by

COLONEL OFFEROR SUB, LLC

a direct wholly-owned subsidiary of

COLONEL UK HOLDINGS LIMITED

and an indirect wholly-owned subsidiary of

COLONEL HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 14, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Common Shares”), of CKx, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by telegram, facsimile transmission or mail to the Depositary. See Section II. 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

BNY Mellon Shareowner Services

By Registered or Certified Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Department P.O. Box 3301 South Hackensack, NJ 07606	By Facsimile Transmission: For Eligible Institutions Only: 201-680-4626 For Confirmation Only Telephone: 201-680-4860	By Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard —Mail Reorg Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Colonel Offeror Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Colonel UK Holdings Limited, a UK private limited company, a direct wholly-owned subsidiary of Colonel Holdings, Inc., upon the terms and subject to the conditions set forth in the offer to purchase, dated May 17, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Common Shares”), of CKx, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section II. 3 of the Offer to Purchase.

Number of Common Shares and Certificate No(s) (if available)

☐	Check here if Common Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:                      , 2011

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Zip Code)

Area Code and Tel. No

(Daytime Telephone Number)

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section II. 3 of the Offer to Purchase), hereby (i) represents that the tender of Common Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Common Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Common Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section II. 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section II. 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three Nasdaq Global Select Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please Type or Print)
Title:
(Zip Code)
Area Code and Tel. No.:	Date:

NOTE:	DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.